Exhibit 32

     Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chestatee Bancshares, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Philip Hester, Sr., President and Chief Executive Officer of the Company, and I, Deborah F. McLeod, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




November 14, 2005
                                 /s/ J. Philip Hester, Sr.
                                 --------------------------------------------
                                 J. Philip Hester,
                                 Sr., President and
                                 CEO (Principal
                                 Executive Officer)




November 14, 2005
                                 /s/ Deborah F. McLeod
                                 --------------------------------------------
                                 Deborah F. McLeod, CFO
                                 (Principal Financial and Accounting Officer)